Exhibit 99.1

NEWS RELEASE

Transcat, Inc. 35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352-7777

IMMEDIATE RELEASE

Transcat Operating Income Increases 49% on 8% Revenue Growth for
Fiscal 2019 Second Quarter

●	Solid Service segment organic revenue growth of 7.6%; total Service revenue up 9.1%

●	Distribution segment sales increase 7.3%; delivers expanded gross and operating margins

●	Operating leverage demonstrated with operating margin expansion of 150 basis points to 5.6%

●	Net income nearly doubled to $1.5 million; Diluted earnings per share increased $0.09 to $0.20

ROCHESTER, NY, October 23, 2018 – Transcat, Inc. (Nasdaq: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration, repair, inspection and laboratory instrument services and value-added distributor of professional grade handheld test, measurement and control instrumentation, today reported financial results for its second quarter ended September 29, 2018 (the “second quarter”) of fiscal year 2019, which ends March 30, 2019 (“fiscal 2019”). Reported results include one month of the acquisition of substantially all of the assets of Angel’s Instrumentation, Inc. (“Angel’s”) effective August 31, 2018.

Lee D. Rudow, President and CEO, commented, “Our second quarter performance demonstrates the solid execution of our strategic plan. As expected, both of our operating segments turned in solid results with strong organic revenue growth. We were especially pleased with the 9% organic revenue growth we achieved in our U.S. operations Service segment. And, when combined with our inherent operating leverage, we measurably enhanced our profitability. We are also encouraged with the early results and outlook from our Angel’s acquisition, which broadens our geographic footprint and enhances our Service value proposition.”

Second Quarter Fiscal 2019 Review	(Results are compared with the second quarter of the fiscal year ended March 31, 2018 (“fiscal 2018”))

($ in thousands)			Change
	FY19 Q2	FY18 Q2	$'s	%
Service Revenue	$19,902	$18,239	$1,663	9.1%
Distribution Sales	$18,977	$17,688	$1,289	7.3%
Revenue	$38,879	$35,927	$2,952	8.2%
Gross Profit	$9,139	$8,154	$985	12.1%
Gross Margin	23.5%	22.7%

Operating Income	$2,176	$1,458	$718	49.2%
Operating Margin	5.6%	4.1%

Net Income	$1,488	$781	$707	90.5%
Net Margin	3.8%	2.2%

Adjusted EBITDA*	$4,015	$3,297	$718	21.8%
Adjusted EBITDA* Margin	10.3%	9.2%

*See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the Adjusted EBITDA Reconciliation table.

Transcat Operating Income Increases 49% on 8% Revenue Growth for Fiscal 2019 Second Quarter
October 23, 2018

Transcat achieved consolidated revenue growth of 8.2%, or 7.4% if excluding acquired revenue of $0.3 million. Gross margin expanded 80 basis points. Total operating expenses were up $0.3 million to $7.0 million, which reflected the Company’s continued investment in operating infrastructure and operational excellence initiatives; however, as a percent of revenue, operating costs were down 70 basis points to 17.9%. As a result, operating income increased 49.2% and operating margin increased 150 basis points to 5.6%. The effective tax rate decreased to 24.9% from 34.2%, largely due to lower U.S. federal tax rates from the December 2017 Tax Cuts and Jobs Act. Net income nearly doubled and diluted earnings per share increased to $0.20 from $0.11.

Service segment delivers strong organic growth while focusing on productivity enhancements

Represents the accredited calibration, repair, inspection and laboratory instrument services business (51% of total revenue for the second quarter of fiscal 2019).

($ in thousands)			Change
	FY19 Q2	FY18 Q2	$'s	%
Service Segment Revenue	$19,902	$18,239	$1,663	9.1%
Gross Profit	$4,807	$4,320	$487	11.3%
Gross Margin	24.2%	23.7%

Operating Income	$1,125	$790	$335	42.4%
Operating Margin	5.7%	4.3%

Adjusted EBITDA*	$2,414	$2,069	$345	16.7%
Adjusted EBITDA* Margin	12.1%	11.3%

*See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the Adjusted EBITDA Reconciliation table.

Excluding acquired revenue of $0.3 million, the Service segment had organic growth of 7.6%. Higher revenue was the result of new business from the life sciences market and growth in general industrial manufacturing. On a trailing twelve-month basis, Service segment revenue was $80.0 million, an 8.5% improvement compared with the trailing twelve-month period ending with the prior-year second quarter.

Segment operating margin improved 140 basis points due to the inherent operating leverage in the segment and the negative impact from Hurricanes Harvey and Maria in the second quarter of fiscal year 2018. The Company estimated that impact to fiscal year 2018’s second quarter was between 40 and 90 basis points of operating margin.

Distribution segment generated strong gross and operating profit performance

Represents the sale and rental of new and used professional grade handheld test, measurement and control instrumentation (49% of total revenue for the second quarter of fiscal 2019).

($ in thousands)			Change
	FY19 Q2	FY18 Q2	$'s	%
Distribution Segment Sales	$18,977	$17,688	$1,289	7.3%
Gross Profit	$4,332	$3,834	$498	13.0%
Gross Margin	22.8%	21.7%

Operating Income	$1,051	$668	$383	57.3%
Operating Margin	5.5%	3.8%

Adjusted EBITDA*	$1,601	$1,228	$373	30.4%
Adjusted EBITDA* Margin	8.4%	6.9%

*See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the Adjusted EBITDA Reconciliation table.

Transcat Operating Income Increases 49% on 8% Revenue Growth for Fiscal 2019 Second Quarter
October 23, 2018

The Distribution sales increase reflected higher demand from core industrial customers and increased rental revenue of 15% to $1.0 million year-over-year. Distribution gross margin increased 110 basis points due to the mix of products sold, the timing of certain vendor rebates, and pricing initiatives that were implemented as part of the Company’s ongoing operational excellence program. Segment operating margin expanded 170 basis points.

Six Month Review (Results are compared with the first six months of fiscal 2018)

Total revenue increased 4.6%, or $3.3 million, to $75.5 million, primarily due to the factors described above in the second quarter fiscal 2019 review. Consolidated gross profit was up $1.4 million, or 8.4%, to $18.3 million, and gross margin expanded 90 basis points to 24.2%. Operating expenses increased $0.1 million to $14.1 million as the Company continued to invest in its operating infrastructure and operational excellence initiatives. However, as a percentage of total revenue, consolidated operating expenses were 18.6%, down 80 basis points. As a result, operating income increased $1.3 million or 46.4%, and operating margin expanded 160 basis points to 5.6%.

Net income was $2.9 million, or $0.39 per diluted share, compared with $1.6 million, or $0.23 per diluted share. Adjusted EBITDA was $7.9 million, or 10.4% of revenue, compared with $6.7 million, or 9.2% of revenue. See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the Adjusted EBITDA Reconciliation table.

Balance Sheet and Cash Flow Overview

Transcat acquired substantially all of the assets of Angel’s effective August 31, 2018. The purchase price was $4.7 million, before purchase agreement holdbacks of $1.0 million, and was funded with debt and cash generated from operations. At September 29, 2018, the Company had total debt of $25.3 million, with $17.7 million available under its secured revolving credit facility. The Company’s leverage ratio, as defined in its credit agreement, was 1.34 at September 29, 2018, compared with 1.40 at fiscal 2018 year-end. Year-to-date net cash provided by operating activities was $4.9 million, up from $1.7 million in the prior-year period.

Capital expenditures were $3.7 million for the first six months of fiscal 2019. Investments were primarily for assets for the Company’s rental business and customer-driven expansion of Service segment capabilities.

Outlook

Mr. Rudow added, “Our team is executing well. Distribution continues to show strength in both top-line and margins. And, our Services business is continuing to capture market share as our quality, full service capabilities and geographic breadth address our customers’ needs. The Angel’s integration is on track and our pipeline of other acquisition opportunities continues to be robust. Our goal is to drive double-digit Service segment revenue growth.

“Our strengthened margin profile shows the strong operating leverage inherent in our business. In addition, we continue to capitalize on the synergies that exist between our two business segments – a component of our value proposition that we believe is unique in our industry. Looking further out, we are making early strides with our operational excellence initiatives, and believe these efforts will be more meaningful drivers of profitability in the next year or two. Through productivity and automation efficiencies, we believe we can improve the earnings power of Transcat and continue to create a strong foundation upon which to grow revenue and profits.”

Transcat expects its income tax rate to range between 25% and 27% for full year fiscal 2019.

The Company continues to expect to invest $7.0 million to $7.5 million in capital expenditures during fiscal 2019. Capital investments will be primarily focused on technology infrastructure to drive operational excellence and organic growth opportunities within both operating segments, and for rental pool assets.

Transcat Operating Income Increases 49% on 8% Revenue Growth for Fiscal 2019 Second Quarter
October 23, 2018

Webcast and Conference Call
Transcat will host a conference call and webcast on Wednesday, October 24, 2018 at 11:00 a.m. ET. Management will review the financial and operating results for the second quarter, as well as the Company’s strategy and outlook. A question and answer session will follow the formal discussion. The review will be accompanied by a slide presentation, which will be available at www.transcat.com/investor-relations. The conference call can be accessed by calling (201) 689-8471. Alternatively, the webcast can be monitored at www.transcat.com/investor-relations.

A telephonic replay will be available from 2:00 p.m. ET on the day of the call through Wednesday, October 31, 2018. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13683727, or access the webcast replay at www.transcat.com/investor-relations, where a transcript will be posted once available.

NOTE 1 – Non-GAAP Financial Measures
In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, and non-cash stock-based compensation expense), which is a non-GAAP measure. The Company’s management believes Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, and stock-based compensation expense, which is not always commensurate with the reporting period in which it is included. As such, the Company uses Adjusted EBITDA as a measure of performance when evaluating its business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies. See the attached Adjusted EBITDA Reconciliation table on page 9.

ABOUT TRANSCAT
Transcat, Inc. is a leading provider of accredited calibration, repair, inspection and laboratory instrument services. The Company is focused on providing best-in-class services and products to highly regulated industries, including life science, aerospace and defense, pharmaceutical, medical device manufacturing and biotechnology. Transcat provides permanent and periodic on-site services, mobile calibration services and in-house services through 21 Calibration Service Centers strategically located across the United States, Puerto Rico and Canada. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

Transcat also operates as a leading value-added distributor that markets, sells and rents new and used national and proprietary brand instruments to customers primarily in North America. The Company believes its combined Service and Distribution segment offerings, experience, technical expertise and integrity create a unique and compelling value proposition for its customers.

Transcat’s growth strategy is to leverage the complimentary nature of its two operating segments, its comprehensive service capabilities, strong brand, enhanced e-commerce capabilities and leading distribution platform to drive organic sales growth. The Company will also look to expand its addressable calibration market through acquisitions and capability investments to further realize its inherent leverage of its business model.

More information about Transcat can be found at: Transcat.com.

Safe Harbor Statement
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus

Transcat Operating Income Increases 49% on 8% Revenue Growth for Fiscal 2019 Second Quarter
October 23, 2018

are subject to risks, uncertainties and assumptions. Forward-looking statements are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events or developments that Transcat, Inc. expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Transcat’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release.

For more information contact:

Michael J. Tschiderer, Chief Financial Officer	Deborah K. Pawlowski, Investor Relations
Phone: (585) 563-5766	Phone: (716) 843-3908
Email: mtschiderer@transcat.com	Email: dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW.

Transcat Operating Income Increases 49% on 8% Revenue Growth for Fiscal 2019 Second Quarter
October 23, 2018

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)

	(Unaudited)		(Unaudited)
	Second Quarter Ended		Six Months Ended
	September 29,	September 23,	September 29,	September 23,
	2018	2017	2018	2017
Service Revenue	$19,902	$18,239	$39,227	$36,721
Distribution Sales	18,977	17,688	36,310	35,485
Total Revenue	38,879	35,927	75,537	72,206

Cost of Service Revenue	15,095	13,919	29,501	27,765
Cost of Distribution Sales	14,645	13,854	27,784	27,596
Total Cost of Revenue	29,740	27,773	57,285	55,361

Gross Profit	9,139	8,154	18,252	16,845

Selling, Marketing and Warehouse Expenses	4,020	4,005	8,052	8,097
Administrative Expenses	2,943	2,691	5,999	5,879
Total Operating Expenses	6,963	6,696	14,051	13,976

Operating Income	2,176	1,458	4,201	2,869

Interest and Other Expense, net	195	271	420	543

Income Before Income Taxes	1,981	1,187	3,781	2,326
Provision for Income Taxes	493	406	865	689

Net Income	$1,488	$781	$2,916	$1,637

Basic Earnings Per Share	$0.21	$0.11	$0.41	$0.23
Average Shares Outstanding	7,200	7,131	7,187	7,102

Diluted Earnings Per Share	$0.20	$0.11	$0.39	$0.23
Average Shares Outstanding	7,520	7,286	7,486	7,242

Transcat Operating Income Increases 49% on 8% Revenue Growth for Fiscal 2019 Second Quarter
October 23, 2018

TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)

	(Unaudited)
	September 29,	March 31,
	2018	2018
ASSETS
Current Assets:
Cash	$571	$577
Accounts Receivable, less allowance for doubtful accounts of $300 and $296 as of September 29, 2018 and March 31, 2018, respectively	24,053	24,684
Other Receivables	1,623	1,361
Inventory, net	14,161	12,651
Prepaid Expenses and Other Current Assets	1,227	1,240
Total Current Assets	41,635	40,513
Property and Equipment, net	19,591	17,091
Goodwill	34,120	32,740
Intangible Assets, net	6,197	5,505
Other Assets	870	973
Total Assets	$102,413	$96,822

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$12,903	$13,535
Accrued Compensation and Other Liabilities	5,160	5,240
Income Taxes Payable	624	232
Current Portion of Long-Term Debt	2,143	2,143
Total Current Liabilities	20,830	21,150
Long-Term Debt	23,153	20,707
Deferred Tax Liability	1,708	1,709
Other Liabilities	1,856	1,908
Total Liabilities	47,547	45,474

Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized; 7,201,589 and 7,155,050 shares issued and outstanding as of September 29, 2018 and March 31, 2018, respectively	3,601	3,578
Capital in Excess of Par Value	15,599	14,965
Accumulated Other Comprehensive Loss	(274)	(281)
Retained Earnings	35,940	33,086
Total Shareholders' Equity	54,866	51,348
Total Liabilities and Shareholders' Equity	$102,413	$96,822

Transcat Operating Income Increases 49% on 8% Revenue Growth for Fiscal 2019 Second Quarter
October 23, 2018

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(Unaudited)
	For the Six Months Ended
	September 29,	September 23,
	2018	2017
Cash Flows from Operating Activities:
Net Income	$2,916	$1,637
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Loss on Sale of Property and Equipment	6	25
Deferred Income Taxes	(1)	41
Depreciation and Amortization	3,067	2,984
Provision for Accounts Receivable and Inventory Reserves	74	203
Stock-Based Compensation Expense	606	831
Changes in Assets and Liabilities:
Accounts Receivable and Other Receivables	856	760
Inventory	(1,172)	(1,020)
Prepaid Expenses and Other Assets	101	(145)
Accounts Payable	(706)	(1,747)
Accrued Compensation and Other Liabilities	(1,271)	(1,458)
Income Taxes Payable	389	(456)
Net Cash Provided by Operating Activities	4,865	1,655

Cash Flows from Investing Activities:
Purchase of Property and Equipment	(3,703)	(3,942)
Proceeds from Sale of Property and Equipment	-	6
Business Acquisitions, net of cash acquired	(3,614)	-
Net Cash Used in Investing Activities	(7,317)	(3,936)

Cash Flows from Financing Activities:
Proceeds from Revolving Credit Facility, net	3,517	3,110
Repayments of Term Loan	(1,071)	(714)
Issuance of Common Stock	132	761
Repurchase of Common Stock	(143)	(344)
Stock Option Redemption	-	(90)
Net Cash Provided by Financing Activities	2,435	2,723

Effect of Exchange Rate Changes on Cash	11	(659)

Net Decrease in Cash	(6)	(217)
Cash at Beginning of Period	577	842
Cash at End of Period	$571	$625

Transcat Operating Income Increases 49% on 8% Revenue Growth for Fiscal 2019 Second Quarter
October 23, 2018

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(Dollars in thousands)
(Unaudited)

	Fiscal 2019
	Q1	Q2	Q3	Q4	YTD
Net Income	$1,428	$1,488			$2,916
+ Interest Expense	206	197			403
+ Other Expense / (Income)	19	(2)			17
+ Tax Provision	372	493			865
Operating Income	$2,025	$2,176			$4,201
+ Depreciation & Amortization	1,567	1,500			3,067
+ Other (Expense) / Income	(19)	2			(17)
+ Noncash Stock Compensation	269	337			606
Adjusted EBITDA	$3,842	$4,015			$7,857

Segment Breakdown

Service Operating Income	$1,068	$1,125			$2,193
+ Depreciation & Amortization	1,189	1,116			2,305
+ Other (Expense) / Income	(13)	(1)			(14)
+ Noncash Stock Compensation	146	174			320
Service Adjusted EBITDA	$2,390	$2,414			$4,804

Distribution Operating Income	$957	$1,051			$2,008
+ Depreciation & Amortization	378	384			762
+ Other (Expense) / Income	(6)	3			(3)
+ Noncash Stock Compensation	123	163			286
Distribution Adjusted EBITDA	$1,452	$1,601			$3,053

	Fiscal 2018
	Q1	Q2	Q3	Q4	YTD
Net Income	$856	$781	$1,831	$2,454	$5,922
+ Interest Expense	236	281	250	251	1,018
+ Other Expense / (Income)	36	(10)	61	(27)	60
+ Tax Provision	283	406	512	825	2,026
Operating Income	$1,411	$1,458	$2,654	$3,503	$9,026
+ Depreciation & Amortization	1,487	1,497	1,543	1,464	5,991
+ Other (Expense) / Income	(36)	10	(61)	27	(60)
+ Noncash Stock Compensation	499	332	264	316	1,411
Adjusted EBITDA	$3,361	$3,297	$4,400	$5,310	$16,368

Segment Breakdown

Service Operating Income	$885	$790	$1,063	$2,420	$5,158
+ Depreciation & Amortization	1,110	1,107	1,126	1,054	4,397
+ Other (Expense) / Income	(28)	4	(45)	8	(61)
+ Noncash Stock Compensation	249	168	134	155	706
Service Adjusted EBITDA	$2,216	$2,069	$2,278	$3,637	$10,200

Distribution Operating Income	$526	$668	$1,591	$1,083	$3,868
+ Depreciation & Amortization	377	390	417	410	1,594
+ Other (Expense) / Income	(8)	6	(16)	19	1
+ Noncash Stock Compensation	250	164	130	161	705
Distribution Adjusted EBITDA	$1,145	$1,228	$2,122	$1,673	$6,168

Transcat Operating Income Increases 49% on 8% Revenue Growth for Fiscal 2019 Second Quarter
October 23, 2018

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
SERVICE	FY 2019 Q2	FY 2018 Q2	$'s	%
Service Revenue	$19,902	$18,239	$1,663	9.1%
Cost of Revenue	$15,095	$13,919	$1,176	8.4%
Gross Profit	$4,807	$4,320	$487	11.3%
Gross Margin	24.2%	23.7%

Selling, Marketing & Warehouse Expenses	$2,031	$2,146	$(115)	(0.5%)
General and Administrative Expenses	$1,651	$1,384	$267	19.3%
Operating Income	$1,125	$790	$335	42.4%
% of Revenue	5.7%	4.3%

			Change
DISTRIBUTION	FY 2019 Q2	FY 2018 Q2	$'s	%
Distribution Sales	$18,977	$17,688	$1,289	7.3%
Cost of Sales	$14,645	$13,854	$791	5.7%
Gross Profit	$4,332	$3,834	$498	13.0%
Gross Margin	22.8%	21.7%

Selling, Marketing & Warehouse Expenses	$1,989	$1,859	$130	7.0%
General and Administrative Expenses	$1,292	$1,307	$(15)	(1.1%)
Operating Income	$1,051	$668	$383	57.3%
% of Sales	5.5%	3.8%

			Change
TOTAL	FY 2019 Q2	FY 2018 Q2	$'s	%
Total Revenue	$38,879	$35,927	$2,952	8.2%
Total Cost of Revenue	$29,740	$27,773	$1,967	7.1%
Gross Profit	$9,139	$8,154	$985	12.1%
Gross Margin	23.5%	22.7%

Selling, Marketing & Warehouse Expenses	$4,020	$4,005	$15	0.4%
General and Administrative Expenses	$2,943	$2,691	$252	9.4%
Operating Income	$2,176	$1,458	$718	49.2%
% of Revenue	5.6%	4.1%

Transcat Operating Income Increases 49% on 8% Revenue Growth for Fiscal 2019 Second Quarter
October 23, 2018

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
	FY 2019	FY 2018
SERVICE	YTD	YTD	$'s	%
Service Revenue	$39,227	$36,721	$2,506	6.8%
Cost of Revenue	$29,501	$27,765	$1,736	6.3%
Gross Profit	$9,726	$8,956	$770	8.6%
Gross Margin	24.8%	24.4%

Selling, Marketing & Warehouse Expenses	$4,131	$4,218	$(87)	(2.1%)
General and Administrative Expenses	$3,402	$3,063	$339	11.1%
Operating Income	$2,193	$1,675	$518	30.9%
% of Revenue	5.6%	4.6%

			Change
	FY 2019	FY 2018
DISTRIBUTION	YTD	YTD	$'s	%
Distribution Sales	$36,310	$35,485	$825	2.3%
Cost of Sales	$27,784	$27,596	$188	0.7%
Gross Profit	$8,526	$7,889	$637	8.1%
Gross Margin	23.5%	22.2%

Selling, Marketing & Warehouse Expenses	$3,921	$3,879	$42	1.1%
General and Administrative Expenses	$2,597	$2,816	$(219)	(7.8%)
Operating Income	$2,008	$1,194	$814	68.2%
% of Sales	5.5%	3.4%

			Change
	FY 2019	FY 2018
TOTAL	YTD	YTD	$'s	%
Total Revenue	$75,537	$72,206	$3,331	4.6%
Total Cost of Revenue	$57,285	$55,361	$1,924	3.5%
Gross Profit	$18,252	$16,845	$1,407	8.4%
Gross Margin	24.2%	23.3%

Selling, Marketing & Warehouse Expenses	$8,052	$8,097	$(45)	(0.6%)
General and Administrative Expenses	$5,999	$5,879	$120	2.0%
Operating Income	$4,201	$2,869	$1,332	46.4%
% of Revenue	5.6%	4.0%